Exhibit 99.1

Oct. 30, 2009

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	A.-C. McGraw
Senior Vice President	Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1471

BB&T Corporation CEO to speak Nov. 5 at BancAnalysts Association of Boston conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chief Executive Officer Kelly King is scheduled to present at the BancAnalysts Association of Boston Inc. conference Thursday, Nov. 5 at 9:15 a.m. EST.

     King’s presentation at the “Is That a Light at the End of the Tunnel?” conference in Boston will focus on BB&T’s financial performance and corporate strategy.

     King will be joined at the conference by top executives from several of the nation’s largest financial services companies.

     A live audio webcast will be available on BB&T’s Web site at BBT.com/investor. Presentation slides have been posted on the site. A replay of the presentation will be available at BBT.com following the live event and remain on the site for 30 days.

     At Sept. 30, Winston-Salem, N.C.-based BB&T Corporation (NYSE: BBT) had $165.3 billion in assets and operated more than 1,800 financial centers in 13 states and Washington, D.C. More information about the company is available at BBT.com.

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